Exhibit 10.20
LIBERTY GLOBAL, INC.
NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

DEFERRAL ELECTION FORM

Name:
This Deferral Election is subject to all of the terms of the Liberty Global, Inc. Nonemployee Director Deferred Compensation Plan (the “Plan”). I acknowledge that I have received a copy of the Plan and that my participation is subject to the terms and conditions of the Plan and this Deferral Election. I understand that capitalized terms in this Deferral Election have the meanings assigned to such terms in the Plan.
I.    DEFERRAL ELECTION:
A.    Annual Fees
I hereby elect to defer the following percentages of my Annual Fees:

Calendar Quarter:	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Percentage Deferred:	____%	____%	____%	____%
*Annual Fees in equity form:	□	□	□	□

*
You may elect to receive your Annual Fees in the form of equity. You are not required to designate the form of your Annual Fees until the time of payment. However, if you wish to act now, you may check the applicable box above to elect payment of your Annual Fees in the form of equity.

B.    Equity Awards
□    I hereby elect to defer payment of ___ % of the Series A Restricted Stock Units and ___% of the Series C Restricted Stock Units comprising my annual Equity Award. I understand and acknowledge that by making this election I am also irrevocably electing that my Annual Equity Grant pursuant to the Liberty Global, Inc. Compensation Policy for Nonemployee Directors be paid in a combination of stock options and restricted stock units in accordance with the terms of such policy.
II.    TIMING OF DISTRIBUTION
I elect the following distribution event(s) for the Annual Fees and/or Equity Awards that I have elected to defer under this Deferral Election (choose one of the following four options and complete, if necessary):

□	Specified Date: I hereby elect a distribution on the specified day, month and year of _________________, 20____.

□	Separation from Service: I hereby elect a distribution as soon as practicable in the January following my Separation from Service.

□	Specified Number of Years After Separation from Service: I hereby elect a distribution as soon as practicable in the January following _______ years after my Separation from Service.

□	First to Occur: I hereby elect a distribution that is the first to occur of the following (complete both A and B below):

A.	Specified Date: _________________, 20____.

B.	Separation from Service: (complete one of the following):

□	As soon as practicable in the January following my Separation from Service.

□	As soon as practicable in the January following _______ years after my Separation from Service.
I understand that notwithstanding the foregoing distribution event elections, in the event of my death prior to the full distribution of my account, my account will be distributed in lump sum payment on my death.
III.    FORM OF DISTRIBUTION
I hereby elect the following form of payment commencing on the applicable distribution event (check one box and complete, if necessary):
□    A single lump sum payment; or
□    A series of ________ (specify ten or fewer) substantially equal annual installments.
IV.    SINGLE YEAR OR STANDING ELECTION:
□    Single Year Election: This Deferral Election is applicable for Annual Fees and/or Equity Awards, if any, that would otherwise be payable or awarded in the calendar year beginning after the date of this Deferral Election.
□    Standing Election: This Deferral Election is applicable for Annual Fees and/or Equity Awards, if any, that would otherwise be payable or awarded in all future calendar years beginning after the date of this Deferral Election, unless or until I revoke this Deferral Election, in writing, for future years; provided, however, that if I have elected a distribution on a specified date, then this Deferral Election will expire and no longer be effective once the specified date no longer operates to defer my Annual Fees and/or Equity Award, as applicable, to a calendar year that is later than the calendar year in which such Annual Fees and/or Equity Awards, as applicable, would have been paid absent a Deferral Election.

V.    PARTICIPANT SIGNATURE AND DATE:
I understand that this Deferral Election will become irrevocable on December 31st of the year prior to the calendar year for which this Deferral Election is made.
I understand that this Deferral Election may be cancelled and become obsolete, and I may need to complete another Deferral Election, if the terms of the Plan are amended.
I understand that no fractional shares will be deferred. If the percentage I elect to defer of my Equity Award or my Annual Fees payable in equity would result in deferral of a fractional share, the number of shares actually deferred will be rounded to the nearest whole share.
I further understand that the Company may take whatever steps the Company, in its sole discretion, deems appropriate or necessary to satisfy the Company’s state, federal or foreign income tax, social security, Medicare, and other tax withholding obligations arising out of the award.
This Deferral Election shall be interpreted, and such amounts shall in all events be paid, in a manner consistent with Section 409A so as to avoid adverse tax consequences related to the deferrals.
I am aware that any elections I have hereby made may have significant tax consequences to me and, to the extent I deem necessary, I have received advice from my personal tax advisor before making this deferral election.

_____________________________________        Deliver to:
Participant’s Signature
Liberty Global, Inc.
Attn: _________________
____________________________________        12300 Liberty Boulevard
Date Signed                            Englewood, Colorado 80112

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